Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 of Adaptec, Inc. of our report dated June 13, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Adaptec, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2006.

/s/  PricewaterhouseCoopers LLP

San Jose, California
September 15, 2006